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                                                                     Exhibit 4.2


                                    AMENDMENT
                                     TO THE
                                    WESTCORP
                EMPLOYEE STOCK OWNERSHIP AND SALARY SAVINGS PLAN


WHEREAS, Section 12.01 of the Westcorp Employee Stock Ownership and Salary Savings Plan (the "Plan") provides that the Plan may be amended by action of the Board of Directors;

NOW, THEREFORE, the Plan shall be amended as follows:

1. Article I shall be amended by replacing "5 consecutive one year Breaks in Service" in subparagraph (c) under "Year of Service" with the following:

        "the greater of 5 or the aggregate number of Years of Service completed as of such Separation From Service, consecutive one year Breaks in Service".

2. Section 2.03 of the Plan shall be amended by adding the following to the last paragraph of the Section:

        "Notwithstanding the foregoing, if an Employee completed the requirements of Sections 2.01 and 2.02, but his employment terminated prior to the Entry Date and is subsequently rehired, he shall commence participation immediately."

3. Section 3.10(b) of the Plan shall be amended by restating the Section in its entirety as follows:

        "(b) All contributions to this made by the Employer are conditioned upon the Plan's initial qualification. If the Commissioner of Internal Revenue determines that the Plan does not qualify, then the contribution made incident to the initial qualification by the Employer shall be returned within one year after the date of denial of initial qualification of the Plan; provided that the application for initial qualification is made by the time prescribed by law for filing the Employer's tax return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe."

4. Section 3.05 shall be amended by adding the following as the second paragraph of Section 3.05(a):

        "In the event that this Plan is aggregated with one or more other plans so that this Plan or such other plan satisfies the requirements of Code Sections 401(m), 401(a)(4) or 410(b), then this Section shall be applied by determining the actual contribution percentages of Employees as if all such plans were a single plan. If



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        this Plan is permissively aggregated with one or more other plans for purposes of Code Section 401(m), then such aggregated plans must satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan."

5. Section 3.05 of the Plan shall be amended by adding the following paragraphs at the end of Section 3.05(a):

        "The actual contribution percentage of a Participant who is a Highly Compensated Employee shall be determined by treating all plans of the Employer which are subject to Code Section 401(m) and under which the Highly Compensated Employee participates (other than those plans that may not be permissively aggregated) as a single plan.

        For purposes of determining the actual contribution percentage of a Participant who is a five-percent owner or one of the ten most highly-paid Highly Compensated Employees, the contributions and Compensation of such Participant shall include the contributions and Compensation for the Plan Year of members of the Family of such Highly Compensated Employees. Family members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the average of the actual contribution percentages, both for Participants who are Highly Compensated Employees and for all other Participants. "Family" members of an Employee include the spouse and lineal ascendants or descendants of the Employee and the spouses of such lineal ascendants and descendants."

6. Section 3.13 of the Plan shall be amended by adding the following as the third paragraph of Section 3.13:

        "In the event that this Plan is aggregated with one or more other plans so that this Plan or such other plan satisfies the requirements of Code Sections 401(k), 401(a)(4) or 410(b), then this Section shall be applied by determining the deferral ratios of Employees as if all such plans were a single plan. If this Plan is permissively aggregated with one or more other plans for purposes of Code Section 401(k), then such aggregated plans must satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan.

        The deferral ratio of a Participant who is a Highly Compensated Employee shall be determined by treating all plans of the Employer which are subject to Code Section 401(k) and under which the Highly Compensated Employee participates (other than those plans that may not be permissively aggregated) as a single plan.

        For purposes of determining the deferral ratio of a Participant who is a five-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Salary Savings Contributions and Compensation of such Participant shall include the Salary Savings Contributions and Compensation for the Plan Year of members of the Family of such Highly Compensated Employees. Family members, with respect to Highly Compensated Employees, shall be



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        disregarded as separate Employees in determining the Actual Deferral
        Percentage, both for Participants who are Highly Compensated Employees and for all other Participants. "Family" members of an Employee include the spouse and lineal ascendants or descendants of the Employee and the spouses of such lineal ascendants and descendants."

7.      Article XIII of the Plan shall be amended by adding the following
        Section 13.18:

        "13.18        Multiple Use Test

                      Each Plan Year the Plan shall satisfy the multiple use test of Regulation Section 1.401(m)-2, the provisions of which are hereby incorporated into this Plan by reference as provided in Regulation Section 1.401(m)-2(b).

                      The Committee shall reduce either (but not both of) the Actual Deferral Percentage or the actual contribution percentage (as defined in Regulation 1.401(m)-I(f)(1)) for the Plan Year with respect to all Highly Compensated Employees for the Plan Year in order to satisfy the multiple use test."

8. Article I of the Plan shall be amended by making the following changes to the definition of "Highly Compensated Employee":

        In the first sentence, replace "current or preceding Plan Year" with "current Plan Year or the 12-month period immediately preceding the current Plan Year";

        In subparagraph (d), replace 150 percent of the amount in effect under
        Section 415(c)(1)(A)" with "50 percent of the amount in effect under Code Section 415(b)(1)(A)";

        In the next-to-last paragraph, replace "without regard to" with "including"; and

        Add the following at the end of the Section:

        "For purposes of this paragraph, "Employer" includes any entities required to be aggregated with the Employer under Code Sections 414(b),
        (c), (m) and (o).".

9. Section 4.05(a) of the Plan shall be amended by adding the following at the end of the Section:

        "If as a result of the allocation of Forfeitures to a Participant's Account for a Limitation Year there is an excess Annual Addition, the excess will be disposed of as follows:

               If the Participant is covered by the Plan at the end of the Limitation Year, the excess amount in the Participant's Account shall be used to reduce



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               Employer contributions (including any allocation of Forfeitures)
               for such Participant in the next Limitation Year and each succeeding Limitation Year, if necessary.

               If the Participant is not covered by the Plan at the end of the Limitation Year, the excess amount in the Participant's Account shall be held unallocated in a suspense account. The suspense account will be used to reduce Employer contributions (including any allocation of Forfeitures) for such Participant in the next Limitation Year and each succeeding Limitation Year, if necessary. If a suspense account is in existence at any time during a Limitation Year pursuant to this paragraph, it will not participate in the allocation of investment gains and losses; moreover, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any Employer contributions may be made to the Plan for that Limitation Year. Excess amounts may not be distributed to Participants or former Participants."

10. Section 7.01(d) of the Plan shall be amended by adding the following at the end of the Section:

        "If the Participant's vested Accumulation Account exceeded $3,500 at the time of a prior distribution, then such Participant's vested Accumulation Account shall be deemed to exceed $3,500."

11. Section 7.01(c)(1) of the Plan shall be amended in its entirety as follows:

        "Unless an optional form of benefit is selected pursuant to a qualified election within the 90-day period ending on the annuity starting date, a married Participant's vested Accumulation Account will be applied to the purchase of an qualified joint and survivor annuity, subject to the requirements of Section 7.06. The Participant may elect to have such annuity distributed upon attainment of the earliest retirement age under the Plan."

12.     Article VII of the Plan shall be amended by adding the following Section
        7.06:

        "7.06 Joint and Survivor Annuity Requirements

               (a) The provisions of this Section 7.06 shall apply to any Participant who is credited with at least one Hour Of Service with the Employer on or after August 23, 1984.

               (b) Unless an optional form of benefit has been selected within the election period pursuant to a qualified election, if a Participant dies before the annuity starting date, then his vested Accumulation Account shall be applied toward the purchase of an annuity for the life of the surviving spouse. The surviving spouse may elect to have



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                      such annuity distributed within a reasonable period after
                      the Participant's death.

               (c) For purposes of Section 7.01(c)(1) and for this Section 7.06, the following definitions shall apply:

                      (i) "Election period" means the period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which age 35 is attained, with respect to the Accumulation Account balance as of the date of separation, the election period shall begin on the date of separation.

                      (ii) "Earliest retirement age" means the earliest date under the Plan on which the Participant could elect to receive retirement benefits.

                      (iii) "Qualified election" means a waiver of a qualified joint and survivor annuity or qualified preretirement survivor annuity (as described in Section 7.06(b)). Such waiver shall not be effective unless (a) the Participant's spouse consents in writing to the waiver, (b) the waiver designates a specific beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent), (c) the spouse's consent acknowledges the effect of the waiver and (d) the spouse's consent is witnessed by a Plan representative or a notary public. Additionally, such a waiver shall not be effective unless the waiver designates a form of benefit payment which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a Plan representative that there is no spouse or that the spouse cannot be located, the waiver will be deemed a qualified election.

                             Any consent by a spouse obtained under this provision (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific beneficiary and a specific form of benefit, where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. A revocation



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                             of a prior waiver may be made by a Participant
                             without the consent of the spouse at any time before the commencement of benefits. The number of such revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided below.

                      (iv) "Qualified joint and survivor annuity" means an immediate annuity for the life of the Participant with a survivor annuity for the life of the spouse which is 50% of the amount of the annuity which is payable during the joint lives of the Participant and the spouse and which is the amount of benefit which can be purchased with the Participant's vested Accumulation Account.

                      (v) For purposes of this Section, a former spouse will not be treated as a spouse or surviving spouse and a current spouse will not be treated as a spouse or surviving spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p).

                      (vi) "Annuity starting date" means the first day of the first period for which an amount is payable as an annuity or any other form.

               (d) The Committee shall no less than 30 days and no more than 90 days prior to the annuity starting date provide each participant a written explanation of the terms and conditions of a qualified joint and survivor annuity, the Participant's right to make and the effect of an election to waive the qualified joint and survivor annuity form of benefit the rights of the Participant's spouse and the right to make and the effect of a revocation of a previous election to waive the qualified joint and survivor annuity.

               (e) In the case of a qualified preretirement survivor annuity as described in Section 7.06(b), the Committee shall provide each Participant within the applicable period for such Participant a written explanation of the qualified preretirement survivor annuity in such terms and in such manner as would be comparable to the explanation described in Section 7.06(d).

                      The applicable period for a Participant is whichever of the following periods ends last: (i) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; or (ii) the two-year period beginning one year before the individual becomes a Participant and ending one



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                      year after such event. If a Participant separates from
                      service before the Plan Year in which age 35 ) is attained, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for the Participant shall be redetermined."

13.     Article I of the Plan shall be amended by adding "(his Normal Retirement
        Age)" after "65" in the definition of "Normal Retirement Date." Sections
        6.01 and 6.02 of the Plan shall also be amended by replacing each instance of "Normal Retirement Date" with "Normal Retirement Age".

14. Section 15.02 of the Plan shall be amended by adding the following to the first paragraph of the Section after the sentence which begins "The Minimum Contribution Percentage will be reduced...":

        "For a Plan Year for which the Minimum Contribution Percentage is less than three percent, the contributions for a Key Employee used to determine such percentage shall include any Salary Savings Contributions made on behalf of such Key Employee for the Plan Year."

15.     Section 15.03 of the Plan shall be restated in its entirety as follows:

        "For purposes of this Section 15, "Compensation" for a Plan Year means wages, tips and other compensation otherwise required to be reported on Form W-2, determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services to be performed. Compensation shall include amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Code Sections 125, 402(e)(3), 402(h)(1)(B) or 403(b)."

16. Article I of the Plan shall be amended by replacing the first occurrence of "commissions" with "35% of commissions" in the definition of "Earnings".

17. Section 13.14(a) of the Plan shall be amended by adding the following to the end of the Section:

        "Excess contributions of Participants who are subject to the family aggregation rules shall be allocated among the family members in proportion to the Salary Savings Contributions of each family member that is combined to determine the combined deferral ratio."

        Section 13.14 of the Plan shall be further amended by adding the following to the end of the Section:



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        "The amount of excess contributions to be distributed to a Participant for a Plan Year pursuant to this Section shall be reduced by excess deferrals previously distributed to the Participant for his taxable year ending with or within the Plan year. The amount of excess deferrals to be distributed to a Participant for his taxable year, shall be reduced by excess contributions previously distributed to the Participant for the Plan Year beginning with or within the taxable year."

18.     Article I shall be amended by adding the following definition:

        "Qualified Non-elective Contribution:

        For purposes of Section 3.13, "qualified non-elective contribution" means a contribution made by the Employer that is not a Matching Employer Contribution nor an ESOP contribution which is one hundred percent (100%) vested and nonforfeitable when made, which a Participant may not elect to have paid in cash instead of being contributed to the Plan and which may not be distributed from the Plan prior to the Separation from Service or death of the Participant or the termination of the Plan without establishment of a successor plan."

19.     Section 3.13 shall be amended by adding the following at the end of the
        Section: "Any qualified non-elective contributions for a Plan Year shall be contributed to the Trust no later than 12 months following the close of the Plan Year, shall be allocated to Participants' Accounts as of the last day of the Plan Year and such allocation shall not be contingent upon any Employee's participation in the Plan or performance of any services after such date."

20. Article I of the Plan shall be amended by changing the last instance of "Westcorp, Inc." to "Westcorp" in the definition of "Plan" and each instance in the definitions of "Board", "Company Stock" and "Employer". Similarly, the signature page shall provide for adoption of the Plan by "Westcorp" instead of "Westcorp, Inc.".



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Except as herein modified, all the terms, conditions and provisions of the
Westcorp Employee Stock Ownership and Salary Savings Plan are hereby ratified, confirmed and carried forward.

IN WITNESS WHEREOF, Westcorp has caused this Amendment to be executed by its duly authorized officer at ____________________, California, this _____day of _______________, 19___.



                                        WESTCORP



                                        By: _________________________



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